InspireMD Announces Distribution Agreement
for CGuardTM EPS in Germany

Tel Aviv—May 1, 2017 - InspireMD, Inc. (NYSE MKT:NSPR) (NYSE MKT:NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced it has signed an agreement with ab medica Deutschland GmbH & Co. KG, (“ab medica GmbH”) a leading medical distributor in Germany, to distribute CGuard™ EPS (Embolic Prevention System).

James Barry, PhD, Chief Executive Officer of InspireMD, commented, “ab medica GmbH is probably the leading distributor in the peripheral and vascular medical devices sector in Germany and this agreement is consistent with our new strategy of utlizing a direct distribution model focusing on regional distributors that have access to all of the key clinical specialties. Germany is the largest CAS market in Europe and, given the strong growth we saw in 2016 in the markets where this model has been in place and managed by InspireMD, we are very optimistic about the market potential for our product in Germany.”

Dr Georg Landsberg, CEO & Founder of ab medica GmbH, stated, “We are excited to partner with InspireMD to distribute CGuard in Germany. We are committed to building on the work done by InspireMD’s prior distributor in Germany and adding at least 50 new hospitals to our client list and thus more than doubling CGuard’s market presence and market share over the next twelve months. Our ability to include as yet untapped markets such as the Vascular Surgery segment in our sales efforts, makes us confident that we can add a new dynamic to the markerting of CGuard, which we believe will rapidly become the standard of care through its potential safety benefits.

Agustin Gago, EVP and Chief Commercial Officer of InspireMD, noted, “ab medica GmbH is an ideal partner as it has long standing relations with all the major Group Purchasing Organizations in Germany covering all the relevant clinical specialists that use carotid stents. ab medica also has established relationships with Germany’s top KOLs, including interventional neuroradiologists, vascular surgeons, interventional cardiologists and interventional radiologists. ab medica will immediateliy assume all the existing accounts supported by our former distributor, with plans to at least double the number of centers utilizing our device in Germany over the next year.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com